                                                                   Exhibit 10(l)


                                PLEDGE AGREEMENT


                 THIS PLEDGE AGREEMENT (the "Pledge Agreement"), dated as of May 31, 1995, is executed by and between OHM Corporation, an Ohio corporation (the "Pledgor"), and WMX Technologies, Inc. (the "Pledgee") under the Reimbursement Agreement referred to below. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Reimbursement Agreement referred to below.

                            PRELIMINARY STATEMENTS:

                 (1) The Pledgor, OHM Remediation Services Corp., an Ohio corporation ("Remediation"; Pledgor and Remediation are sometimes hereinafter collectively referred to as the "Borrowers"), Citicorp USA, Inc. as Administrative Agent (the "Agent") for the Banks which are parties to the Credit Agreement (as hereinafter defined) (the "Banks") and Bank of America Illinois in its capacity as Issuing and Paying Agent and Co-Agent for the Banks (the "Paying Agent"; together with the Agent and the Banks, the "Lenders" and individually a "Lender") have entered into that certain Revolving Credit Agreement dated as of May 31, 1995 as the same may be amended, supplemented or otherwise modified from time to time (the "Credit Agreement").

                 (2) The Lenders have required as a condition to the entry by the Borrowers and the Lenders in and to the Credit Agreement that the Pledgee execute and deliver that certain Guaranty dated as of May 31, 1995 (as amended, supplemented or otherwise modified from time to time, the "Guaranty") by the Pledgee in favor of the Lenders pursuant to which the Pledgee has guaranteed the prompt and complete repayment of the Obligations (as defined, the "Guaranty") subject to the limitations set forth in the Guaranty.

                 (3) The Pledgee has required as a condition to the entry by the Pledgee in and to the Guaranty that the Borrowers execute and deliver that certain Reimbursement Agreement dated as of May 31, 1995 (as amended, supplemented or otherwise modified from time to time, the "Reimbursement Agreement") among the Pledgee and the Borrowers pursuant to which the Borrowers covenant and agree to promptly and completely reimburse the Pledgee for all payments made by the Pledgee under and pursuant to the Guaranty.

                 (4) The Pledgor is the owner of the issued and outstanding capital stock of each of the corporations (collectively, the "Corporations" and individually, a "Corporation") set forth on Schedule I hereto.

                 (5) The Lenders and the Pledgee each desire to execute and deliver that certain Intercreditor Agreement dated as of May 31, 1995 (the "Intercreditor Agreement") by and among the Agent, the Paying Agent and the Pledgee in order to set forth certain agreements, rights and interests with respect to and in connection with their respective interests with respect to the Borrowers as well as their respective security interests in and liens on certain collateral specified therein.

                 (6) The Pledgee has required, as a condition to its entering into the Reimbursement Agreement, that the Pledgor execute and deliver this Pledge Agreement;

                 NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Pledgee to enter into the Guaranty, the Pledgor and the Pledgee hereby agree as follows:

                 SECTION 1. Pledge. The Pledgor hereby pledges to the Pledgee, for its benefit, and grants to the Pledgee for its benefit, a security interest in, the following (collectively, the "Pledged Collateral"):

                 (a) The shares of the capital stock of each of the Corporations, now or at any time or times hereafter owned by the Pledgor, and the certificates representing the shares of such capital stock (such now-owned shares being identified on Schedule I attached hereto and made a part hereof), all options and warrants for the purchase of shares of the stock of the Corporations now or hereafter held in the name of the Pledgor (all of said capital stock, options and warrants and all capital stock held in the name of the Pledgor as a result of the exercise of such options or warrants being hereinafter collectively referred to as the "Pledged Stock"), and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Stock;

                 (b) All additional shares of stock of the Corporations from time to time acquired by the Pledgor in any manner, and the certificates representing such additional shares (any such additional shares shall constitute part of the Pledged Stock and the Pledgee is irrevocably authorized to amend Schedule I from time to time to reflect such additional shares), and all options, warrants, dividends, cash, instruments and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

                 (c)      The property and interests in property described in
         Section 3 below; and

                 (d)      All proceeds of the foregoing.

         The Pledgor has on the date hereof delivered to the Agent on behalf of the Lenders the certificates representing the Pledged Stock pursuant to the Pledge Agreement (as defined in the Credit Agreement). The Pledgor covenants and agrees that upon the expiration or termination of such Pledge Agreement, the Pledgor shall cause such certificates representing the Pledged Stock to be promptly delivered to the Pledgee accompanied by stock powers in form and substance satisfactory to the Pledgee duly executed in blank (the "Powers").


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


                 SECTION 2. Security for Obligations. The Pledged Collateral secures the prompt payment, performance and observance of the obligations of the Borrowers under and pursuant to the Reimbursement Agreement.

                 SECTION 3. Pledged Collateral Adjustments. If, during the term of this Pledge Agreement:

                 (a) Any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of any Corporation, or any option included within the Pledged Collateral is exercised, or both, or

                 (b) Any warrants or any other rights or options shall be issued in connection with the Pledged Collateral,

then all new, substituted and additional shares, warrants, rights, options or other securities, issued by reason of any of the foregoing, shall be immediately delivered to and held by the Pledgee under the terms of this Pledge Agreement and shall constitute Pledged Collateral hereunder.

                 SECTION 4. Subsequent Changes Affecting Pledged Collateral. The Pledgor represents and warrants that it has made its own arrangements for keeping itself informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and the Pledgor agrees that the Pledgee shall not have any obligation to inform the Pledgor of any such changes or potential changes or to take any action or omit to take any action with respect thereto. The Pledgee may, after the occurrence and during the continuance of an Event of Default, without notice and at its option, transfer or register the Pledged Collateral or any part thereof into its or its nominee's name with or without any indication that such Pledged Collateral is subject to the security interest hereunder. In addition, the Pledgee may at any time exchange certificates or instruments representing or evidencing Pledged Shares for certificates or instruments of smaller or larger denominations.

                 SECTION 5. Representations and Warranties. The Pledgor represents and warrants as follows:

                 (a) The Pledgor is the sole legal and beneficial owner of the issued and outstanding common stock of each Corporation in the amounts and percentages set forth on Schedule I, free and clear of any Lien except for the security interest created by this Pledge Agreement and that certain Pledge Agreement dated as of May 31, 1995 from the Pledgor to the Agent (as amended, supplemented or otherwise modified from time to time, the "Bank Pledge Agreement");

                 (b) The Pledgor has full corporate power and authority to enter into this Pledge Agreement;





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
                 (c) There are no restrictions upon the voting rights associated with, or upon the transfer of, any of the Pledged Collateral;

                 (d) The Pledgor has the right to vote, pledge and grant a security interest in or otherwise transfer such Pledged Collateral free of any Liens other than the Lien of the Bank Pledge Agreement;

                 (e) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge of the Pledged Collateral pursuant to this Pledge Agreement or for the due execution, delivery or performance of this Pledge Agreement by the Pledgor or (ii) for the exercise by the Pledgee of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally and except as set forth in the Intercreditor Agreement);

                 (f) The pledge of the Pledged Collateral pursuant to this Pledge Agreement creates a valid and perfected security interest in the Pledged Collateral, in favor of the Pledgee for its benefit, securing the payment and performance of the Obligations subject in priority only to the security interest created under the Bank Pledge Agreement; and

                 (g) The Powers are duly executed and give the Pledgee the authority they purport to confer.

                 SECTION 6. Voting Rights. During the term of this Pledge Agreement, and except as provided in this Section 6 below, the Pledgor shall have the right to vote the Pledged Stock on all corporate questions in a manner not inconsistent with the terms of this Pledge Agreement, the Reimbursement Agreement, the Intercreditor Agreement and any other Security Document. After the occurrence and during the continuance of an Event of Default, the Pledgee may, at the Pledgee's option and following written notice from the Pledgee to the Pledgor, exercise all voting powers pertaining to the Pledged Collateral, including the right to take action by shareholder consent, and Pledgor hereby irrevocably appoints and constitutes the Pledgee as its attorney for such purpose.

                 SECTION 7. Dividends and Other Distributions. (a) So long as no Event of Default shall have occurred and be continuing:

                 (i) The Pledgor shall be entitled to receive and retain any and all dividends and interest paid in respect of the Pledged Collateral, provided, however, that any and all





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                          (A)     dividends and interest paid or payable other
                 than in cash with respect to, and instruments and other property received, receivable or otherwise distributed with respect to, or in exchange for, any of the Pledged Collateral;

                          (B) dividends and other distributions paid or payable in cash with respect to any of the Pledged Collateral on account of a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus; and

                          (C) cash paid, payable or otherwise distributed with respect to principal of, or in redemption of, or in exchange for, any of the Pledged Collateral;

shall be Pledged Collateral, and shall be forthwith delivered (subject to the expiration and termination of the Pledge Agreement (as defined in the Credit Agreement)) to the Pledgee to hold for its benefit, as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the Pledgee, for its benefit, be segregated from the other property or funds of the Pledgor, and be delivered immediately to the Pledgee as Pledged Collateral in the same form as so received (with any necessary endorsement); and

                 (ii) The Pledgee shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to receive the dividends or interest payments which it is authorized to receive and retain pursuant to clause (i) above.

         (b)     After the occurrence and during the continuance of an Event of
Default:

                 (i) All rights of the Pledgor to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 7(a) (i) hereof shall cease, and all such rights shall thereupon become vested in the Pledgee, for its benefit, which shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends and interest payments (subject to the Bank Pledge Agreement); and

                 (ii) All dividends and interest payments which are received by the Pledgor contrary to the provisions of clause (i) of this Section 7(b) shall be received in trust for the Pledgee, for its benefit, shall be segregated from other funds of the Pledgor and shall be paid over immediately to the Pledgee as Pledged Collateral in the same form as so receive (with any necessary endorsements) (subject to the Bank Pledge Agreement).

                 SECTION 8. Transfers and Other Liens. The Pledgor agrees that it will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral without the prior written consent of the Pledgee, or (ii) create or permit to exist any Lien upon or





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with respect to any of the Pledged Collateral, except for the security interest under this Pledge Agreement and the Bank Pledge Agreement. Notwithstanding the foregoing, the Pledgor may at any time sell or otherwise dispose of, in whole or in part, for fair market value as determined by the Board of Directors of the Pledgor the shares of common stock of NSC Corporation owned by the Pledgor, provided however, that any of such shares owned by the Pledgor shall remain subject to the lien of this Pledge Agreement.

                 SECTION 9. Remedies. (a) The Pledgee shall have, in addition to any other rights given under this Pledge Agreement or by law, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the Uniform Commercial Code as in effect in the State of Illinois. In addition, after the occurrence and during the continuance of an Event of Default, the Pledgee shall have such powers of sale and other powers as may be conferred by applicable law. With respect to the Pledged Collateral or any part thereof which shall then be in or shall thereafter come into the possession or custody of the Pledgee or which the Pledgee shall otherwise have the ability to transfer under applicable law, the Pledgee may, in its sole discretion, without notice except as specified below, after the occurrence and during the continuance of an Event of Default, sell or cause the same to be sold at any exchange, broker's board or at public or private sale, in one or more sales or lots, at such price as the Pledgee may deem best, for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Pledged Collateral so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever. The Pledgee, may, in its own name, or in the name of a designee or nominee, buy the Pledged Collateral at any public sale and, if permitted by applicable law, buy the Pledged Collateral at any private sale. The Pledgor will pay to the Pledgee all reasonable expenses (including, without limitation, court costs and reasonable attorneys' and paralegals' fees and expenses) of, or incident to, the enforcement of any of the provisions hereof. The Pledgee agrees to distribute any proceeds of the sale of the Pledged Collateral in satisfaction of the obligations under the Reimbursement Agreement and the Pledgor shall remain liable for any deficiency following the sale of the Pledged Collateral. Any balance remaining subsequent to the foregoing shall be returned to the Pledgor or such other persons as are entitled thereto.

                 (b) Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Pledgee will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Notwithstanding any provision to the contrary contained herein, the Pledgor agrees that any requirements of reasonable notice shall be met if such notice is received by the Pledgor as provided in Section 19 below at least five (5) Business Days before the time of the sale or disposition; provided, however, that the Pledgee may give any shorter notice that is commercially reasonable under the





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
circumstances. Any other requirement of notice, demand or advertisement for sale is waived, to the extent permitted by law.

                 (c) In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after the occurrence and during the continuance of an Event of Default, the Pledgor agrees that after the occurrence and during the continuance of an Event of Default, the Pledgee may, from time to time, attempt to sell all or any part of the Pledged Collateral by means of a private placement restricting the bidders and prospective purchasers to those who are qualified and will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Pledgee may solicit offers to buy the Pledged Collateral, or any part of it, from a limited number of investors deemed by the Pledgee, in its reasonable judgment, to be financially responsible parties who might be interested in purchasing the Pledged Collateral. If the Pledgee solicits such offers from not less than four (4) such investors, then the acceptance by the Pledgee of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposing of such Pledged Collateral; provided, however, that this Section does not impose a requirement that the Pledgee solicit offers from four or more investors in order for the sale to be commercially reasonable.

                 SECTION 10. Pledgee Appointed Attorney-in-Fact. The Pledgor hereby appoints the Pledgee its attorney-in-fact, with full authority, in the name of the Pledgor or otherwise, after the occurrence and during the continuance of an Event of Default, from time to time in the Pledgee's sole discretion, to take any action and to execute any instrument which the Pledgee may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to exercise voting rights with respect to any of the Pledged Collateral, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same and to arrange for the transfer of all or any part of the Pledged Collateral on the books of any Corporation to the name of the Pledgee or the Pledgee's nominee.

                 SECTION 11. Waivers. The Pledgor waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or Event of Default with respect to any of the Obligations and all other notices to which the Pledgor might otherwise be entitled except as otherwise expressly provided herein or in the Reimbursement Agreement.

                 SECTION 12. Term. This Pledge Agreement shall remain in full force and effect until the later to occur of (a) the Obligations have been fully and indefeasibly paid in cash or (b) the Reimbursement Agreement and the Guaranty have terminated pursuant to their respective terms. Upon the termination of this Pledge Agreement as provided above (other than as a result of the sale of the Pledged Collateral), the Pledgee will release the security interest created hereunder and, if it then has possession of the Pledged Stock, will deliver the Pledged Stock and the Powers to the Pledgor.


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                 SECTION 13.  Definitions.  The singular shall include the
plural and vice versa and any gender shall include any other gender as the context may require.

                 SECTION 14. Successors and Assigns. This Pledge Agreement shall be binding upon and inure to the benefit of the Pledgor, the Pledgee, for its benefit, and their respective successors and assigns. The Pledgor's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for the Pledgor.

                 SECTION 15. Governing Law. Any dispute between the Pledgee and the Pledgor arising out of or related to the relationship established between them in connection with this Pledge Agreement, and whether arising in contract, tort, equity, or otherwise, shall be resolved in accordance with the laws of the State of Illinois.

                 SECTION 16. Severability. Whenever possible, each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Pledge Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

                 SECTION 17. Further Assurances. The Pledgor agrees that it will, at its expense, cooperate with the Pledgee and will execute and deliver, or cause to be executed and delivered, all such other stock powers, proxies, instruments and documents, and will take all such other actions, including, without limitation, the execution and filing of financing statements, as the Pledgee may request from time to time to carry out the provisions and purposes of this Pledge Agreement.

                 SECTION 18. The Pledgee's Duty of Care. The Pledgee shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Pledged Collateral, except for those arising out of or in connection with the Pledgee's (i) gross negligence or willful misconduct, or
(ii) failure to use reasonable care with respect to the safe custody of the Pledged Collateral in the Pledgee's possession. Without limiting the generality of the foregoing, the Pledgee shall be under no obligation to take any steps necessary to preserve rights in the Pledged Collateral against any other parties but may do so at its option. All expenses incurred in connection therewith shall be for the sole account of the Pledgor, and shall constitute part of the Obligations secured hereby.

                 SECTION 19. Notices. All notices and other communications required or desired to be served, given or delivered hereunder shall be given in the manner and to the addresses set forth in the Reimbursement Agreement.

                 SECTION 20. Amendments. Waivers and Consents. No amendment or waiver of any provision of this Pledge Agreement nor consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Pledgee, and





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
then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                 SECTION 21. Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

                 SECTION 22. Execution in Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

                 SECTION 23. Merger. This Pledge Agreement represents the final agreement of the Pledgor with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Pledgor and the Pledgee.





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
                 IN WITNESS WHEREOF, the Pledgor and the Pledgee have executed this Pledge Agreement as of the date set forth above.


                                              OHM CORPORATION


                                              By:____________________________
                                                 Name:______________________
                                                 Title:_____________________


                                              WMX TECHNOLOGIES, INC.

                                              By:____________________________
                                                 Name:______________________
                                                 Title:_____________________


                                              By:____________________________
                                                 Name:______________________
                                                 Title:_____________________






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
                                 ACKNOWLEDGMENT

                 The undersigned each hereby acknowledges receipt of a copy of the foregoing Pledge Agreement, agrees promptly to note on its books the security interests granted under such Pledge Agreement, and waives any rights or requirement at any time hereafter to receive a copy of such Pledge Agreement in connection with the registration of any Pledged Collateral in the name of the Pledgee or its nominee or the exercise of voting rights by the Pledgee.


                                              ENVIRONMENTAL FINANCIAL
                                                SERVICES CORP.


                                              By:____________________________
                                                 Name:______________________
                                                 Title:_____________________


                                              CAPITAL NATIONAL INSURANCE
                                                COMPANY


                                              By:____________________________
                                                 Name:______________________
                                                 Title:_____________________


                                              OHM REMEDIATION SERVICES CORP.


                                              By:____________________________
                                                 Name:______________________
                                                 Title:_____________________


                                              NSC CORPORATION


                                              By:____________________________
                                                 Name:______________________
                                                 Title:_____________________





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


                                              OHM CORPORATION, A NEVADA
                                                CORPORATION


                                              By:____________________________
                                                 Name:______________________
                                                 Title:_____________________


                                              OHM ENVIRONMENTAL RESOURCE
                                              MANAGEMENT CORP.


                                              By:____________________________
                                                 Name:______________________
                                                 Title:_____________________


                                              OHM ASBESTOS ABATEMENT CORP.


                                              By:____________________________
                                                 Name:______________________
                                                 Title:_____________________

                                   SCHEDULE I
                                       to
                                PLEDGE AGREEMENT


                           Pledged Stock Certificates



                                    Percentage of                      Shares of Common
                                    Issued and Outstanding             Stock owned by
                                    Common Stock owned                 the Pledgor Subject
Name                                by the Pledgor                     to Pledge
----
Environmental
 Financial
 Services Corp.                                 100%                                 100

Capital National
 Insurance Company                              100%                             100,000

OHM Remediation
 Services Corp.                                 100%                                 100

NSC Corporation                                  40%                           4,010,000

OHM Corporation, a
 Nevada corporation                             100%                                 100

OHM Environmental
Resource Management Corp.                       100%                                 100%

OHM Asbestos
 Abatement Corp.                                100%                                 100





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